IMMEDIATE RELEASE

TOWNSQUARE ANNOUNCES STRONG THIRD QUARTER NET REVENUE GROWTH OF 8%
(EX-POLITICAL)
AND ADJUSTED EBITDA GROWTH OF 13% (EX-POLITICAL)

Raising 2019 Adjusted EBITDA Guidance
Digital Revenue 35% of Total Net Revenue
4.7x Net Leverage1

Purchase, NY - November 5, 2019 - Townsquare Media, Inc. (NYSE: TSQ) (“Townsquare,” the “Company,” “we,” “us,” or “our”) announced today financial results for the third quarter ended September 30, 2019.

“Townsquare’s third quarter results exceeded our expectations, with ex-political net revenue and Adjusted EBITDA increasing 7.9% and 12.9%, respectively, over the prior year,” commented Bill Wilson, Chief Executive Officer of Townsquare. “When factoring in political comps from the prior year period, our net revenue grew 6.2% and Adjusted EBITDA grew 6.7%. In addition to the continued strong results of our digital marketing subscription business, Townsquare Interactive, which increased net revenue by 26.0% over the prior year, our Advertising business grew net revenue a very impressive 7.3% excluding political revenue over the prior year. Both segments also achieved strong profit margins in excess of 30% in the third quarter and year to date periods, which as a result increased Adjusted EBITDA by a strong 11.5% in the first nine months of 2019. Continued momentum in our revenue growth, coupled with our disciplined expense management, allowed us to reduce net leverage to 4.7x as of September 30th, a reduction of 0.6x year over year and the lowest net leverage level in our history.”

Mr. Wilson added, “The ongoing strong performance of Townsquare Interactive and Townsquare Ignite, our proprietary digital programmatic advertising platform, is contributing to digital revenue being 35% of our total net revenue and reinforces our belief that each of those digital divisions will generate $100 million in annual net revenue within the next two to four years. We believe that our strong financial performance, talented teams, broad product suite of high quality, locally focused multiplatform offerings, and the size and strength of our digital businesses, further prove that Townsquare is not a traditional radio broadcaster, and has evolved to be a premier local media and digital marketing solutions company.”

The Company also announced today that its Board of Directors approved a quarterly cash dividend of $0.075 per share. The dividend will be payable on February 14, 2020 to shareholders of record as of the close of business on December 27, 2019.

Third Quarter Highlights2

•	As compared to the third quarter of 2018:
•Net revenue increased 6.2%, and 7.9% excluding political revenue
•Advertising net revenue increased 5.2%, and 7.3% excluding political revenue
•Townsquare Interactive net revenue increased 26.0%
•Live Events net revenue decreased 27.3%
•Net income decreased 9.1%, and net income from continuing operations decreased 3.9%
•Adjusted EBITDA increased 6.7%, and 12.9% excluding political
•Townsquare Interactive Adjusted Operating Income increased 36.8%

•	Diluted net income per share from continuing operations was $0.31 and Adjusted Net Income Per Share was $0.33

•	Townsquare Interactive added 850 net subscribers, ending the quarter with approximately 18,150 subscribers

Year to Date Highlights2

•	As compared to the nine months ended September 30, 2018:
•Net revenue increased 6.7%, and 7.8% excluding political revenue
•Advertising net revenue increased 5.1%, and 6.4% excluding political revenue
•Townsquare Interactive net revenue increased 29.3%
•Live Events net revenue decreased 15.9%
•Net income increased $29.0 million, and net income from continuing operations decreased 1.8%

•Adjusted EBITDA increased 11.5%, and 15.9% excluding political
•Townsquare Interactive Adjusted Operating Income increased 39.4%
•Pro forma net revenue increased 5.4%, and 6.5% excluding political revenue
•Pro forma net income increased $28.0 million
•Pro forma Adjusted EBITDA increased 10.0%, and 14.1% excluding political

1. Net leverage is calculated using our total outstanding indebtedness, net of our total cash balance as of September 30, 2019, divided by our pro forma Adjusted EBITDA for the twelve months ended September 30, 2019 of $103.1 million.
2. See below for discussion of non-GAAP measures and reconciliations to GAAP measures. As used in this release, the term “pro forma” means pro forma for our acquisition of three radio stations in Princeton, NJ on July 2, 2018.

Guidance

Based on the Company’s third quarter results and its outlook for the remainder of 2019, Townsquare is updating its net revenue and Adjusted EBITDA guidance for the full year 2019 as follows:

•	For the full year 2019, net revenue is expected to be between $428 million and $430 million and Adjusted EBITDA is expected to be between $102 million and $104 million.

Segment Reporting

We have three reportable operating segments, Advertising, which includes broadcast and digital advertising products and solutions, Townsquare Interactive, our digital marketing solutions business and Live Events, which is comprised of the Company's live events, including concerts, expositions and other experiential events.

Quarter Ended September 30, 2019 Compared to the Quarter Ended September 30, 2018

Net Revenue

Net revenue for the quarter ended September 30, 2019 increased $6.6 million or 6.2%, to $112.6 million as compared to $106.0 million in the same period last year. Advertising net revenue increased $4.6 million or 5.2% to $93.1 million, Townsquare Interactive net revenue increased $3.3 million or 26.0%, to $15.9 million, and Live Events net revenue decreased $1.4 million, or 27.3%, to $3.6 million, each as compared to the same period last year. Excluding political revenue, net revenue increased $8.2 million, or 7.9%, to $111.9 million, and Advertising net revenue increased $6.3 million, or 7.3%, to $92.5 million.

Net Income
Net income for the quarter ended September 30, 2019 decreased $0.9 million, or 9.1%, to $8.8 million, as compared to $9.7 million in the same period last year. Net income from continuing operations decreased $0.4 million or 3.9%, to $9.1 million, as compared to $9.5 million in the same period last year.

Adjusted EBITDA
Adjusted EBITDA for the quarter ended September 30, 2019 increased $1.8 million, or 6.7%, to $28.8 million, as compared to $27.0 million in the same period last year. Adjusted EBITDA (Excluding Political) increased $3.2 million, or 12.9%, to $28.2 million, as compared to $25.0 million in the same period last year.

Nine Months Ended September 30, 2019 Compared to the Nine Months Ended September 30, 2018

Net Revenue

Net revenue for the nine months ended September 30, 2019 increased $20.0 million, or 6.7%, to $319.3 million, as compared to $299.3 million in the same period last year. Advertising net revenue increased $12.6 million, or 5.1% to $258.9 million, Townsquare Interactive net revenue increased $10.3 million, or 29.3%, to $45.4 million, and Live Events net revenue decreased $2.8 million, or 15.9%, to $15.1 million, each as compared to the same period last year. Excluding political revenue, net revenue increased $22.9 million, or 7.8%, to $317.9 million, and Advertising net revenue increased $15.5 million, or 6.4%, to $257.5 million.

Pro forma net revenue for the nine months ended September 30, 2019 increased $16.4 million, or 5.4%, to $319.3 million, as compared to $302.9 million in the same period last year. Pro forma Advertising net revenue increased $9.1 million, or 3.6%, to $258.9 million, pro forma Townsquare Interactive net revenue increased $10.3 million, or 29.3%, to $45.4 million, and pro forma Live Events net revenue decreased $3.0 million, or 16.5%, to $15.1 million, each as compared to the same period last year. Excluding political revenue, pro forma net revenue increased $19.3 million, or 6.5%, to $317.9 million, and pro forma Advertising net revenue increased $12.0 million, or 4.9%, to $257.5 million.

Net Income
Net income for the nine months ended September 30, 2019 increased $29.0 million to $13.8 million, as compared to a net loss of $15.3 million in the same period last year. Net income from continuing operations decreased $0.4 million or 1.8%, to $21.2 million, as compared to $21.6 million in the same period last year.

Pro forma net income for the nine months ended September 30, 2019 increased $28.0 million to $13.8 million, as compared to a net loss of $14.2 million in the same period last year.

Adjusted EBITDA
Adjusted EBITDA for the nine months ended September 30, 2019 increased $8.1 million, or 11.5%, to $78.4 million, as compared to $70.3 million in the same period last year. Adjusted EBITDA (Excluding Political) increased $10.6 million, or 15.9%, to $77.2 million, as compared to $66.6 million in the same period last year.

Pro forma Adjusted EBITDA for the nine months ended September 30, 2019 increased $7.1 million, or 10.0%, to $78.4 million as compared to $71.3 million in the same period last year. Pro forma Adjusted EBITDA (Excluding Political) increased $9.6 million, or 14.1%, to $77.2 million, as compared to $67.6 million in the same period last year.

Liquidity and Capital Resources

As of September 30, 2019, we had a total of $74.2 million of cash on hand and $50.0 million of available borrowing capacity under our revolving credit facility. As of September 30, 2019, we had $560.5 million of outstanding indebtedness representing 5.4x and 4.7x gross and net leverage, respectively, based on pro forma Adjusted EBITDA for the twelve months ended September 30, 2019 of $103.1 million.

The table below presents a summary, as of November 4, 2019, of our outstanding common stock and securities convertible into common stock, excluding options issued under our 2014 Omnibus Incentive Plan.

Security	Number Outstanding[1]	Description
Class A common stock	14,313,844	One vote per share.
Class B common stock	3,011,634	10 votes per share.[2]
Class C common stock	1,636,341	No votes.[2]
Warrants	8,977,676	Each warrant is exercisable for one share of Class A common stock, at an exercise price of $0.0001 per share. The aggregate exercise price for all warrants currently outstanding is $898.[3]
Total	27,939,495

[1] Each of the shares of common stock listed below, including the shares of Class A common stock issuable upon exercise of the warrants, has equal economic rights.
[2] Each share converts into 1 share of Class A common stock upon transfer or at the option of the holder, subject to certain conditions, including compliance with FCC rules.
[3] The warrants are fully vested and exercisable for shares of Class A common stock, subject to certain conditions, including compliance with FCC rules.

Conference Call
Townsquare Media, Inc. will host a conference call to discuss certain third quarter 2019 financial results and 2019 guidance on Tuesday, November 5, 2019 at 8:00 a.m. Eastern Time. The conference call dial-in number is 1-877-407-0784 (U.S. & Canada) or 1-201-689-8560 (International) and the confirmation code is 13694835. A live webcast of the conference call will also be available on the equity investor relations page of the Company’s website at www.townsquaremedia.com.

A replay of the conference call will be available through November 12, 2019. To access the replay, please dial 1-844-512-2921 (U.S. & Canada) or 1-412-317-6671 (International) and enter confirmation code 13694835. A web-based archive of the conference call will also be available at the above website.

About Townsquare Media, Inc.
Townsquare is a radio, digital media, entertainment and digital marketing solutions company principally focused on being the premier local advertising and marketing solutions platform in small and mid-sized markets across the U.S. Our assets include 321 radio stations and more than 330 local websites in 67 U.S. markets, a digital marketing solutions company (Townsquare Interactive) serving approximately 18,150 small to medium sized businesses, a proprietary digital programmatic advertising platform (Townsquare Ignite) and approximately 200 local live events each year. Our brands include local media assets such as WYRK, KLAQ, K2 and NJ101.5; iconic local and regional events such as WYRK’s Taste of Country, the Boise Music Festival, the Red Dirt BBQ & Music Festival and Taste of Fort Collins; and leading tastemaker music and entertainment websites such as XXLmag.com, TasteofCountry.com and Loudwire.com. For more information, please visit www.townsquaremedia.com, www.townsquareinteractive.com, and www.townsquareignite.com.

Forward-Looking Statements

Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “believe,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof or as of the date specified herein. See “Risk Factors” and “Forward-Looking Statements” included in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2019, and subsequent filings with the SEC, for a discussion of factors that could cause our actual results to differ from those expressed or implied by forward-looking statements. Townsquare Media, Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures and Definitions
In this press release, we refer to Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted EBITDA Less Interest, Capex and Taxes, Adjusted Net Income and Adjusted Net Income Per Share which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

We define Adjusted Operating Income as operating income before the deduction of depreciation and amortization, stock-based compensation, corporate expenses, transaction costs, business realignment costs, impairment loss of long-lived and intangible assets, impairment loss on investment and net loss (gain) on sale and retirement of assets. We define Adjusted EBITDA as net income (loss) before the deduction of income taxes, interest expense, net, repurchase of debt, transaction costs, depreciation and amortization, stock-based compensation, business realignment costs, impairment of goodwill and intangible assets, impairment loss on investment, net (income) loss from discontinued operations, net of income taxes, net (loss) gain on sale and retirement of assets and other expense (income) net. We define Adjusted EBITDA (Excluding Political) as Adjusted EBITDA less political net revenue, net of a fifteen percent deduction to account for estimated national representative firm fees, music licensing fees and sales commissions expense. Adjusted EBITDA Less Interest, Capex and Taxes is defined as Adjusted EBITDA less net cash interest expense, capital expenditures and cash paid for taxes. Adjusted Net Income is defined as net income (loss) before the deduction of transaction costs, business realignment costs, net loss from discontinued operations, net of income taxes, net loss (gain) on sale and retirement of assets, impairment of long lived and intangible assets and net income attributable to non-controlling interest, net of income taxes. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average diluted shares outstanding. We define Net Leverage as our total outstanding indebtedness, net of our total cash balance as of September 30, 2019, divided by our pro forma Adjusted EBITDA for the twelve months ended September 30, 2019. These measures do not represent, and should not be considered as alternatives to, net income (loss), or cash flows from operations, as determined under GAAP. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.  You should be aware that in the future we may incur expenses or charges that are the same as or similar to some of the adjustments in the presentation, and we do not infer that our future results will be unaffected by unusual or non-recurring items. In addition, these non-GAAP measures may not be comparable to similarly-named measures reported by other companies. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are set forth in the tables below. We do not provide reconciliations on forward-looking statements due to the inability to estimate certain components of forward-looking statements that are not available without unreasonable efforts. Where we use the term “pro forma”, it refers to pro forma financial information for our acquisition of three radio stations in Princeton, NJ on July 2, 2018, as if the acquisition had occurred on January 1, 2018.

We use Adjusted Operating Income to evaluate the operating performance of our business segments. We use Adjusted EBITDA and Adjusted EBITDA (Excluding Political) to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance, and to facilitate year over year comparisons, by backing out the impact of political revenue which varies depending on the election cycle and may be unrelated to operating performance. We use Adjusted Net Income and Adjusted Net Income Per Share to assess total company operating performance on a consistent basis. We use Net Leverage to measure the Company’s ability to handle its debt burden. We believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of transaction costs, net (loss) gain on sale and retirement of assets, business realignment costs, certain impairments, and net income (loss) from discontinued operations. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our Board of Directors may consider Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted EBITDA Less Interest, Capex and Taxes, Adjusted Net Income, and Adjusted Net Income Per Share when determining discretionary bonuses.

Investor Relations
Claire Yenicay
(203) 900-5555
investors@townsquaremedia.com

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in Thousands, Except Per Share Data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Net revenue	$112,561	$106,007	$319,331	$299,309

Operating costs and expenses:
Direct operating expenses	76,612	72,170	220,831	209,248
Depreciation and amortization	6,841	4,644	20,563	13,436
Corporate expenses	7,173	6,863	20,130	19,802
Stock-based compensation	532	597	2,068	1,033
Transaction costs	193	166	469	1,003
Business realignment costs	—	(207)	4	(207)
Impairment of long lived and intangible assets	—	—	231	—
Net loss (gain) on sale and retirement of assets	143	(3)	141	(401)
Total operating costs and expenses	91,494	84,230	264,437	243,914
Operating income	21,067	21,777	54,894	55,395
Other expense:
Interest expense, net	8,524	8,640	25,645	25,600
Other expense, net	107	41	177	121
Income from continuing operations before income taxes	12,436	13,096	29,072	29,674
Provision for income taxes	3,290	3,583	7,892	8,102
Net income from continuing operations	9,146	9,513	21,180	21,572
Net (loss) income from discontinued operations, net of income taxes	(334)	178	(7,414)	(36,837)
Net income (loss)	$8,812	$9,691	$13,766	$(15,265)

Net income (loss) attributable to:
Controlling interests	$8,255	$9,258	$12,269	$(16,215)
Non-controlling interests	557	433	1,497	950

Basic income (loss) per share:
Continuing operations attributable to common shares	$0.31	$0.33	$0.72	$0.75
Discontinued operations attributable to common shares	$(0.02)	$0.01	$(0.40)	$(1.99)
Continuing operations attributable to participating shares	$0.31	$0.33	$0.71	$0.75
Discontinued operations attributable to participating shares	$—	$0.01	$—	$—

Diluted income (loss) per share:
Continuing operations	$0.31	$0.33	$0.72	$0.75
Discontinued operations	$(0.01)	$0.01	$(0.27)	$(1.34)

Weighted average shares outstanding:
Basic attributable to common shares	18,602	18,478	18,532	18,478
Basic attributable to participating shares	8,978	8,978	8,978	8,978

Diluted	27,581	27,690	27,510	27,632

Cash dividend declared per share	$0.075	$0.075	$0.225	$0.225

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS BY SEGMENT
(in Thousands, Except Per Share Data)
(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	% Change	2019	2018	% Change
Advertising net revenue	$93,086	$88,454	5.2%	$258,884	$246,302	5.1%
Townsquare Interactive net revenue	15,880	12,608	26.0%	45,376	35,089	29.3%
Live Events net revenue	3,595	4,945	(27.3)%	15,071	17,918	(15.9)%
Net revenue	112,561	106,007	6.2%	319,331	299,309	6.7%
Operating costs and expenses:
Advertising direct operating expenses	62,421	58,702	6.3%	177,929	169,935	4.7%
Townsquare Interactive direct operating expenses	10,882	8,954	21.5%	30,983	24,767	25.1%
Live Events direct operating expenses	3,309	4,514	(26.7)%	11,919	14,546	(18.1)%
Direct operating expenses	76,612	72,170	6.2%	220,831	209,248	5.5%
Depreciation and amortization	6,841	4,644	47.3%	20,563	13,436	53.0%
Corporate expenses	7,173	6,863	4.5%	20,130	19,802	1.7%
Stock-based compensation	532	597	(10.9)%	2,068	1,033	100.2%
Transaction costs	193	166	16.3%	469	1,003	(53.2)%
Business realignment costs	—	(207)	—%	4	(207)	NM
Impairment of long lived and intangible assets	—	—	—%	231	—	NM
Net loss (gain) on sale and retirement of assets	143	(3)	—%	141	(401)	NM
Total operating costs and expenses	91,494	84,230	8.6%	264,437	243,914	8.4%
Operating income	21,067	21,777	(3.3)%	54,894	55,395	(0.9)%
Other expense:
Interest expense, net	8,524	8,640	(1.3)%	25,645	25,600	0.2%
Other expense, net	107	41	161.0%	177	121	46.3%
Income from continuing operations before income taxes	12,436	13,096	(5.0)%	29,072	29,674	(2.0)%
Provision for income taxes	3,290	3,583	(8.2)%	7,892	8,102	(2.6)%
Net income from continuing operations	9,146	9,513	(3.9)%	21,180	21,572	(1.8)%
Net (loss) income from discontinued operations, net of income taxes	(334)	178	(287.6)%	(7,414)	(36,837)	79.9%
Net income (loss)	$8,812	$9,691	(9.1)%	$13,766	$(15,265)	190.2%

The following table presents net revenue and Adjusted Operating Income by segment, for the three and nine months ended September 30, 2019, and 2018, respectively (in thousands):

	Actual
	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	%Change	2019	2018	%Change
Advertising net revenue	$93,086	$88,454	5.2%	$258,884	$246,302	5.1%
Townsquare Interactive net revenue	15,880	12,608	26.0%	45,376	35,089	29.3%
Live Events net revenue	3,595	4,945	(27.3)%	15,071	17,918	(15.9)%
Net revenue	$112,561	$106,007	6.2%	$319,331	$299,309	6.7%
Advertising Adjusted Operating Income	30,665	29,752	3.1%	80,955	76,367	6.0%
Townsquare Interactive Adjusted Operating Income	4,998	3,654	36.8%	14,393	10,322	39.4%
Live Events Adjusted Operating Income	286	431	(33.6)%	3,152	3,372	(6.5)%
Adjusted Operating Income	$35,949	$33,837	6.2%	$98,500	$90,061	9.4%

The following table presents on a pro forma basis, net revenue and Adjusted Operating Income by segment, for the three and nine months ended September 30, 2019, and 2018, respectively (in thousands):

	Pro Forma
	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	%Change	2019	2018	%Change
Advertising net revenue	$93,086	$88,454	5.2%	$258,884	$249,778	3.6%
Townsquare Interactive net revenue	15,880	12,608	26.0%	45,376	35,089	29.3%
Live Events net revenue	3,595	4,945	(27.3)%	15,071	18,051	(16.5)%
Net revenue	$112,561	$106,007	6.2%	$319,331	$302,918	5.4%
Advertising Adjusted Operating Income	30,665	29,752	3.1%	80,955	77,369	4.6%
Townsquare Interactive Adjusted Operating Income	4,998	3,654	36.8%	14,393	10,322	39.4%
Live Events Adjusted Operating Income	286	431	(33.6)%	3,152	3,389	(7.0)%
Adjusted Operating Income	$35,949	$33,837	6.2%	$98,500	$91,080	8.1%

The following table reconciles on a GAAP basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Net Income for the three and nine months ended September 30, 2019, and 2018, respectively (in thousands, except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income (loss)	$8,812	$9,691	$13,766	$(15,265)
Net income (loss) from discontinued operations, net of income taxes	(334)	178	(7,414)	(36,837)
Net income from continuing operations	9,146	9,513	21,180	21,572
Provision for income taxes	3,290	3,583	7,892	8,102
Net income from continuing operations before income taxes	12,436	13,096	29,072	29,674
Transaction costs	193	166	469	1,003
Business realignment costs	—	(207)	4	(207)
Impairment of long lived and intangible assets	—	—	231	—
Net gain on sale and retirement of assets	143	(3)	141	(401)
Net income attributable to non-controlling interest	(557)	(433)	(1,497)	(950)
Adjusted net income before income taxes	12,215	12,619	28,420	29,119
Provision for income taxes	3,232	3,453	7,716	7,949
Adjusted Net Income	$8,983	$9,166	$20,704	$21,170

Diluted weighted average shares outstanding	27,581	27,690	27,510	27,632

Adjusted Net Income Per Share	$0.33	$0.33	$0.75	$0.77

The following table reconciles on a GAAP basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA, Adjusted EBITDA (Excluding Political) and Adjusted EBITDA Less Interest, Capex and Taxes for the three and nine months ended September 30, 2019, and 2018, respectively (dollars in thousands):

	Actual
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income from continuing operations	$9,146	$9,513	$21,180	$21,572
Net (loss) income from discontinued operations, net of income taxes	(334)	178	(7,414)	(36,837)
Net income (loss)	8,812	9,691	13,766	(15,265)
Provision for income taxes	3,290	3,583	7,892	8,102
Interest expense, net	8,524	8,640	25,645	25,600
Depreciation and amortization	6,841	4,644	20,563	13,436
Stock-based compensation	532	597	2,068	1,033
Transaction costs	193	166	469	1,003
Business realignment costs	—	(207)	4	(207)
Impairment of long lived and intangible assets	—	—	231	—
Net loss (income) from discontinued operations, net of income taxes	334	(178)	7,414	36,837
Other (a)	250	38	318	(280)
Adjusted EBITDA	$28,776	$26,974	$78,370	$70,259
Political Adjusted EBITDA	(533)	(1,949)	(1,217)	(3,666)
Adjusted EBITDA (Excluding Political)	28,243	25,025	77,153	66,593
Political Adjusted EBITDA	533	1,949	1,217	3,666
Net cash paid for interest	(3,988)	(3,719)	(20,916)	(20,895)
Capital expenditures	(5,617)	(3,919)	(14,545)	(12,675)
Cash paid for taxes	(145)	536	(715)	(913)
Adjusted EBITDA Less Interest, Capex and Taxes	$19,026	$19,872	$42,194	$35,776
(a) Other includes net loss (gain) on sale and retirement of assets, (gain) loss on foreign exchange and other (income) expense, net.

The following table reconciles on a pro forma basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to pro forma Adjusted EBITDA, pro forma Adjusted EBITDA (Excluding Political) and pro forma Adjusted EBITDA Less Interest, Capex and Taxes for the three and nine months ended September 30, 2019, and 2018, respectively (dollars in thousands):

	Pro forma
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income from continuing operations	$9,146	$9,513	$21,180	$21,572
Net (loss) income from discontinued operations, net of income taxes	(334)	178	(7,414)	(36,837)
Net income (loss)	$8,812	$9,691	$13,766	$(15,265)
Net income from acquisition	—	—	—	1,018
Pro forma net income (loss)	$8,812	$9,691	$13,766	$(14,247)
Provision for income taxes	3,290	3,583	7,892	8,102
Interest expense, net	8,524	8,640	25,645	25,600
Depreciation and amortization	6,841	4,644	20,563	13,436
Stock-based compensation	532	597	2,068	1,033
Transaction costs	193	166	469	1,003
Business realignment costs	—	(207)	4	(207)
Impairment of long lived and intangible assets	—	—	231	—
Net loss (income) from discontinued operations, net of income taxes	334	(178)	7,414	36,837
Other (a)	250	38	318	(280)
Pro forma Adjusted EBITDA	$28,776	$26,974	$78,370	$71,277
Political Adjusted EBITDA	(533)	(1,949)	(1,217)	(3,680)
Pro Forma Adjusted EBITDA (Excluding Political)	$28,243	$25,025	$77,153	$67,597
Political Adjusted EBITDA	533	1,949	1,217	3,680
Net cash paid for interest	(3,988)	(3,719)	(20,916)	(20,895)
Capital expenditures	(5,617)	(3,919)	(14,545)	(12,705)
Cash paid for taxes	(145)	536	(715)	(913)
Pro forma Adjusted EBITDA Less Interest, Capex and Taxes	$19,026	$19,872	$42,194	$36,764
(a) Other includes net loss (gain) on sale and retirement of assets, (gain) loss on foreign exchange and other (income) expense, net.

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA on a quarterly basis for the twelve months ended September 30, 2019 (dollars in thousands):

	Three Months Ended				Twelve Months Ended
	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019	September 30, 2019
Net (loss) income	$(16,309)	$(4,790)	$10,696	$8,812	$(1,591)
Provision (benefit) for income taxes	(6,928)	908	4,059	3,290	1,329
Interest expense, net	8,667	8,595	8,526	8,524	34,312
Repurchase of debt	(140)	—	—	—	(140)
Depreciation and amortization	4,672	6,508	5,897	6,841	23,918
Stock-based compensation	600	876	660	532	2,668
Transaction costs	462	148	128	193	931
Business realignment costs	2,128	4	—	—	2,132
Impairment of goodwill and intangible assets	19,888	—	—	—	19,888
Impairment loss on investment	5,007	—	—	—	5,007
Impairment of long lived and intangible assets	—	—	231	—	231
Net loss (income) from discontinued operations, net of income taxes	6,683	7,164	(84)	334	14,097
Other (a)	32	53	15	250	350
Adjusted EBITDA	$24,762	$19,466	$30,128	$28,776	$103,132
(a) Other includes net loss (gain) on sale and retirement of assets, (gain) loss on foreign exchange and other (income) expense, net.

The following tables reconcile Operating Income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Operating Income by segment (in thousands):

	Three Months Ended September 30, 2019
	Operating Income	Depreciation and amortization	Stock-based compensation	Corporate expenses	Transaction costs	Business realignment costs	Impairment of long lived and intangible assets	Net loss (gain) on sale and retirement of assets	Adjusted Operating Income
Advertising	$27,158	$3,471	36	$—	$—	$—	$—	$—	$30,665
Townsquare Interactive	4,845	129	24	—	—	—	—	—	4,998
Live Events	151	133	2	—	—	—	—	—	286
Corporate and Other Reconciling Items	(11,087)	3,108	470	7,173	193	—	—	143	—
Consolidated	$21,067	$6,841	$532	$7,173	$193	$—	$—	$143	$35,949

	Three Months Ended September 30, 2018
	Operating Income	Depreciation and amortization	Stock-based compensation	Corporate expenses	Transaction costs	Business realignment costs	Impairment of long lived and intangible assets	Net loss (gain) on sale and retirement of assets	Adjusted Operating Income
Advertising	$26,800	$2,899	$53	$—	$—	$—	$—	$—	$29,752
Townsquare Interactive	3,537	107	10	—	—	—	—	—	3,654
Live Events	391	243	4	—	—	(207)	—	—	431
Corporate and Other Reconciling Items	(8,951)	1,395	530	6,863	166	—	—	(3)	—
Consolidated	$21,777	$4,644	$597	$6,863	$166	$(207)	$—	$(3)	$33,837

	Nine Months Ended September 30, 2019
	Operating Income	Depreciation and amortization	Stock-based compensation	Corporate expenses	Transaction costs	Business realignment costs	Impairment of long lived and intangible assets	Net loss (gain) on sale and retirement of assets	Adjusted Operating Income
Advertising	$70,828	$9,728	168	$—	$—	$—	$231	$—	$80,955
Townsquare Interactive	13,936	375	82	—	—	—	—	—	14,393
Live Events	2,713	411	28	—	—	—	—	—	3,152
Corporate and Other Reconciling Items	(32,583)	10,049	1,790	20,130	469	4	—	141	—
Consolidated	$54,894	$20,563	$2,068	$20,130	$469	$4	$231	$141	$98,500

	Nine Months Ended September 30, 2018
	Operating Income	Depreciation and amortization	Stock-based compensation	Corporate expenses	Transaction costs	Business realignment costs	Impairment of long lived and intangible assets	Net loss (gain) on sale and retirement of assets	Adjusted Operating Income
Advertising	$67,975	$8,272	$120	$—	$—	$—	$—	$—	$76,367
Townsquare Interactive	9,966	331	25	—	—	—	—	—	10,322
Live Events	3,052	514	13	—	—	(207)	—	—	3,372
Corporate and Other Reconciling Items	(25,598)	4,319	875	19,802	1,003	—	—	(401)	—
Consolidated	$55,395	$13,436	$1,033	$19,802	$1,003	$(207)	$—	$(401)	$90,061

The following table reconciles Net revenue to Net revenue, excluding political revenue on a GAAP basis by segment for the three and nine months ended September 30, 2019 and 2018, respectively (in thousands):

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	%Change	2019	2018	%Change
Advertising net revenue	$93,086	$88,454	5.2%	$258,884	$246,302	5.1%
Townsquare Interactive net revenue	15,880	12,608	26.0%	45,376	35,089	29.3%
Live Events net revenue	3,595	4,945	(27.3)%	15,071	17,918	(15.9)%
Net revenue	$112,561	$106,007	6.2%	$319,331	$299,309	6.7%

Advertising political revenue	$628	$2,293	(72.6)%	$1,432	$4,314	(66.8)%
Townsquare Interactive political revenue	—	—	—%	—	—	—%
Live Events political revenue	—	—	—%	—	—	—%
Political revenue	$628	$2,293	(72.6)%	$1,432	$4,314	(66.8)%

Advertising net revenue (ex. political)	$92,458	$86,161	7.3%	$257,452	$241,988	6.4%
Townsquare Interactive net revenue (ex. political)	15,880	12,608	26.0%	45,376	35,089	29.3%
Live Events net revenue (ex. political)	3,595	4,945	(27.3)%	15,071	17,918	(15.9)%
Net revenue (ex. political)	$111,933	$103,714	7.9%	$317,899	$294,995	7.8%

The following table reconciles Net revenue to Net revenue, excluding political revenue on a pro forma basis by segment for the three and nine months ended September 30, 2019 and 2018, respectively (in thousands):

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	%Change	2019	2018	%Change
Advertising net revenue	$93,086	$88,454	5.2%	$258,884	$249,778	3.6%
Townsquare Interactive net revenue	15,880	12,608	26.0%	45,376	35,089	29.3%
Live Events net revenue	3,595	4,945	(27.3)%	15,071	18,051	(16.5)%
Net revenue	$112,561	$106,007	6.2%	$319,331	$302,918	5.4%

Advertising political revenue	$628	$2,293	(72.6)%	$1,432	$4,330	(66.9)%
Townsquare Interactive political revenue	—	—	—%	—	—	—%
Live Events political revenue	—	—	—%	—	—	—%
Political revenue	$628	$2,293	(72.6)%	$1,432	$4,330	(66.9)%

Advertising net revenue (ex. political)	$92,458	$86,161	7.3%	$257,452	$245,448	4.9%
Townsquare Interactive net revenue (ex. political)	15,880	12,608	26.0%	45,376	35,089	29.3%
Live Events net revenue (ex. political)	3,595	4,945	(27.3)%	15,071	18,051	(16.5)%
Net revenue (ex. political)	$111,933	$103,714	7.9%	$317,899	$298,588	6.5%